Exhibit 10.11





                                   As of November 18, 1996


Mr. Jerome Kalishman
11445 Conway Road
St. Louis, Missouri 63131


Dear Mr. Kalishman:

     Reference is hereby made to the Agreement dated October 25, 1995 (the "Agreement") between Insituform Technologies, Inc.
("ITI") and you, pursuant to which you have served as Vice Chairman of the Board of Directors of ITI and ITI pays to you an annual fee in consideration for such services.

     This letter shall confirm that ITI's appointment of you, and your service, as Chairman of the Board of Directors of ITI shall, during the period thereof, satisfy the respective obligations of ITI to engage you, and for you to serve, as Vice Chairman of the Board of Directors of ITI; and that your service as Chairman of the Board shall, during the period thereof, for all purposes of the Agreement, without limitation including the payment of fees and other amounts thereunder, constitute service as Vice Chairman of the Board thereunder.

     Except as set forth herein, the Agreement shall remain in full force and effect and continue to bind the parties thereto. Please evidence your agreement with the foregoing by executing the enclosed counterpart of this letter in the space below provided for that purpose.

                                   Very truly yours,

                                   INSITUFORM TECHNOLOGIES, INC.



                                   By s/Anthony W. Hooper
                                     ---------------------------
                                      Anthony W. Hooper
                                      President
AGREED:


s/Jerome Kalishman
--------------------------
Jerome Kalishman